UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:

(Date of earliest event reported)

August 22, 2023

GT Biopharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other Jurisdiction of Incorporation)

1-40023 (Commission File Number)	94-1620407 (IRS Employer Identification No.)

8000 Marina Blvd., Suite 100

Brisbane, CA 94005

(Address of Principal Executive Offices and zip code)

(800) 304-9888

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each Exchange on which registered
Common stock, $0.001 par value	GTBP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 22, 2023, GT Biopharma, Inc. (the “Company”) received notice from the Nasdaq Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market LLC (“Nasdaq”) advising that the Staff determined the Company is eligible for an additional 180 calendar day period, or until February 20, 2024, to regain compliance with its minimum bid price requirement rule under Rule 5550(a)(2) (the “Minimum Bid Price Requirement”) pursuant to the Nasdaq Listing Rule 5810(c)(3)(A).

The notification has no immediate effect on the listing of the Company’s common stock, and its common stock will continue to trade on The Nasdaq Capital Market under the symbol “GTBP” at this time. The Company has a period of an additional 180 calendar days, or until February 20, 2024, to regain compliance with the Minimum Bid Price Requirement. If at any time before February 20, 2024, the bid price of the Company’s common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, the Staff will provide written confirmation that the Company has achieved compliance and the matter will be closed.

There can be no assurance that the Company will be able to regain compliance with the Minimum Bid Price Requirement or will otherwise be in compliance with other Nasdaq Listing Rules. However, the Company intends to actively monitor the closing bid price for its common stock and will consider available options to resolve the deficiency and regain compliance with the Minimum Bid Price Requirement, including initiating a reverse stock split. If the Company chooses to implement a reverse stock split, we must complete the reverse stock split no later than 10 business days prior to the expiration date of the additional compliance period on February 20, 2024 in order to timely regain compliance.

Forward-Looking Statements

This report contains “forward-looking statements” within the meaning of the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding our current beliefs, goals and expectations about matters such as our expected financial performance and condition, operating results, our business strategy and our financing plans. The forward-looking statements in this prospectus supplement are not based on historical facts, but rather reflect the current expectations of our management concerning future results and events. The forward-looking statements generally can be identified by the use of terms such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “may,” “guidance,” “estimate,” “potential,” “outlook,” “target,” “forecast,” “likely” or other similar words or phrases. Similarly, statements that describe our objectives, plans or goals are, or may be, forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be different from any future results, performance and achievements expressed or implied by these statements. We cannot guarantee that our forward-looking statements will turn out to be correct or that our beliefs and goals will not change. Our actual results could be very different from and worse than our expectations for various reasons. Important factors that could cause our actual results to differ materially from those indicated in the forward-looking statements include, among others: our ability to develop and advance our current product candidates and programs into, and successfully complete, clinical trials; our financial performance and our ability to effectively manage our anticipated growth; the period over which we estimate our existing cash and cash equivalents will be sufficient to fund our future operating expenses and capital expenditure requirements; the impact of laws and regulations; general economic conditions; the effects of the coronavirus on the ongoing disruption of supply chains, the global economy, on the global financial markets and on our business; the timing, scope and likelihood of regulatory filings and approvals; our ability to develop and advance our current product candidates and programs into, and successfully complete, clinical trials; our continued reliance on third parties to conduct additional clinical trials of our product candidates; our manufacturing, commercialization, and marketing capabilities and strategy; our intellectual property position, including the scope of protection we are able to establish and maintain for intellectual property rights covering product candidates we may develop, including the validity of intellectual property rights held by third parties, and our ability not to infringe, misappropriate or otherwise violate any third-party intellectual property rights; the rate and degree of market acceptance and clinical utility of our product candidates we may develop; our ability to hire additional qualified personnel and attract and retain key employees; and the result of any future financing efforts.

Any forward-looking statement made in this Current Report on Form 8-K speaks only as of the date hereof. Factors or events that could cause the Company’s actual results to differ from the statements contained herein may emerge from time to time, and it is not possible for the Company to predict all of them. Except as required by law, the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GT BIOPHARMA, INC.

Date: August 22, 2023	By:	/s/ Manu Ohri
Manu Ohri
Chief Financial Officer

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